As filed with the Securities and Exchange Commission on December 4, 2012

REGISTRATION STATEMENT NO. 333-170103
REGISTRATION STATEMENT NO. 333-147314
REGISTRATION STATEMENT NO. 333-102694
REGISTRATION STATEMENT NO. 333-57554
REGISTRATION STATEMENT NO. 333-92081

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-170103

FORM S-8 REGISTRATION STATEMENT NO. 333-147314

FORM S-8 REGISTRATION STATEMENT NO. 333-102694

FORM S-8 REGISTRATION STATEMENT NO. 333-57554

FORM S-8 REGISTRATION STATEMENT NO. 333-92081

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	84-1084061
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100 Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

New Frontier Media, Inc. 2010 Equity Incentive Plan

New Frontier Media, Inc. 2007 Stock Incentive Plan

2001 Incentive Stock Plan

Millennium Incentive Stock Option Plan

Millennium Consultant Stock Plan

1999 Incentive Stock Plan

1999 Consultant Stock Plan

1998 Incentive Stock Plan

(Full title of Plans)

Registrant’s telephone number, including area code: (303) 444-0900

Marc Callipari, Esq.

General Counsel

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, Colorado 80301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (the “Post-Effective Amendment”), constitutes Amendment No. 1 to the registration statements on Form S-8 (File Nos. 333-170103, 333-147314, 333-102694, 333-57554, and 333-92081) (collectively, the “Registration Statements”) filed by New Frontier Media, Inc., a Colorado corporation (the “Company”), relating to the New Frontier Media, Inc. 2010 Equity Incentive Plan, the New Frontier Media, Inc. 2007 Stock Incentive Plan, and the Company’s 2001 Incentive Stock Plan, Millennium Incentive Stock Option Plan, Millennium Consultant Stock Plan, 1999 Incentive Stock Plan, 1999 Consultant Stock Plan, and 1998 Incentive Stock Plan (the “Plans”).

On November 30, 2012, the Company filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock under the Securities Exchange Act of 1934, as amended.  In accordance with undertakings made by the Company in the Registration Statements, this Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statements and deregistering any unissued shares previously registered under the Registration Statements and issuable under the Plans.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on December 4, 2012.

NEW FRONTIER MEDIA, INC.

By:	/S/ Grant Williams	December 4, 2012
Name: Grant Williams
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ Grant Williams	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer, co-Principal Executive Officer)	December 4, 2012
Grant Williams

/S/ Marc Callipari	General Counsel (co-Principal Executive Officer)	December 4, 2012
Marc Callipari

/S/ Scott Piper	Chief Technology and Information Officer co-Principal Executive Officer)	December 4, 2012
Scott Piper

/S/ Larry Flynt	Director	December 4, 2012
Larry Flynt

/S/ Michael H. Klein	Director	December 4, 2012
Michael H. Klein

/S/ Thomas Candy	Director	December 4, 2012
Thomas Candy

/S/ Christopher Woodward	Director	December 4, 2012
Christopher Woodward

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